Exhibit 99.1

FOR IMMEDIATE RELEASE

Zevra Therapeutics, Inc. Appoints Alicia Secor to Board of Directors; Announces Retirement of Wendy Dixon, PhD

Celebration, FL – December 2, 2025– Zevra Therapeutics, Inc. (NasdaqGS: ZVRA) (Zevra, or the Company), a commercial-stage company focused on providing therapies for people living with rare disease, today announced the appointment of Alicia Secor to the Company’s Board of Directors (Board). The Company also announced the retirement of director Wendy Dixon, PhD, effective today.

"We are pleased to welcome Alicia to our Board at this important juncture, as her expertise will support our continued execution of strategy and our commitment to delivering durable, sustained value for shareholders," said Tamara A. Favorito, Zevra’s Chair of the Board. "We sincerely appreciate Wendy’s dedicated service and the strategic counsel she provided in advancing the Company’s mission during her tenure."

Ms. Secor has more than thirty years of experience in the life sciences industry, most recently serving as President and Chief Executive Officer of Atalanta Therapeutics, Inc. (Atalanta), a privately held biotechnology company pioneering new treatment options for neurodegenerative diseases. Prior to her role at Atalanta, Ms. Secor served as President and Chief Executive Officer of Juniper Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from August 2016 until August 2018, when the company was acquired by Catalent, Inc. From 1998 to 2013, Ms. Secor held various roles of increasing responsibility at Genzyme (now a part of Sanofi), culminating in her tenure as Vice President and General Manager of Metabolic Diseases. Ms. Secor was a member of the Board of Directors of Orchard Therapeutics plc, an English global gene therapy company that was publicly traded in the United States on the Nasdaq market, until its acquisition in January 2024. She also served on the Boards of G1 Therapeutics, Inc., a public company, prior to its acquisition by Pharmacosmos A/S, GW Pharmaceuticals plc, a public company, prior to its acquisition by Jazz Pharmaceuticals plc, and the Foundation for Prader-Willi Research, a non-profit organization. Ms. Secor holds an MBA from D’Amore-McKim School of Business at Northeastern University, and a BS in Health Administration from the University of New Hampshire.

“Alicia brings a depth of experience that complements our team, including significant leadership in rare disease, and we are thrilled to welcome her to our Board,” said Neil F. McFarlane, Zevra’s Chief Executive Officer and President. “I also want to thank Wendy for her leadership and wish her the very best in her retirement.”

About Zevra Therapeutics, Inc.

Zevra Therapeutics, Inc. is a commercial-stage company focused on addressing unmet needs for the treatment of rare diseases. Our mission is to bring life-changing therapeutics to people living with rare diseases. With unique, data-driven development and commercialization strategies, the Company is overcoming complex drug development challenges to make new therapies available to the rare disease community.

Expanded access programs are made available by Zevra Therapeutics, Inc. and its affiliates and are subject to the Company's Expanded Access Program (EAP) policy, as published on its website. Participation in these programs is subject to the laws and regulations of each jurisdiction under which each respective program is operated. Eligibility for participation in any such program is at the treating physician's discretion.

Cautionary Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding board transitions and the timing thereof. Forward-looking statements are based on information currently available to Zevra and its current plans or expectations. They are subject to several known and unknown uncertainties, risks, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the "Risk Factors" section of Zevra’s Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 12, 2025, Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025, filed on November 5, 2025, as well as Zevra’s other filings with the Securities and Exchange Commission. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure that such expectations will prove correct. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this press release.

Zevra Contact

Nichol Ochsner
+1 (732) 754-2545
nochsner@zevra.com